Exhibit 10.54
KILROY REALTY
ANNUAL BONUS PLAN

Section 1. Purposes

    The purposes of the Kilroy Realty Annual Bonus Plan (this “Plan”) are to (i) attract, retain and motivate selected officers and other employees of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Operating Partnership”), and their respective affiliates, and (ii) to provide a structure to award incentives to achieve specific goals of the Company (or the applicable affiliate) and recognize other contributions to the Company (or the applicable affiliate).

Section 2. Administration and Interpretation

    (a) The “Plan Administrator” shall administer this Plan. The Plan Administrator shall be the Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) as to the participation in this Plan by (or any bonus determinations under this Plan, or any other determination required or appropriate under this Plan, with respect to) (a) any officer or employee who has been determined by the Board to be an “officer” of the Company, as that term is defined in the rules under Section 16 of the Securities Exchange Act of 1934, as amended (such an officer, a “Section 16 Officer”), and (b) any former officer or employee who, when last employed by the Company, the Operating Partnership, or either of their respective affiliates, was a Section 16 Officer. The Committee may also assume administration of this Plan as to any other person the Committee may determine (and, in such case, the Committee shall also be the Plan Administrator as to such person). Except as provided in the preceding two sentences, the Plan Administrator shall be the Company’s Chief Executive Officer, or any delegate of the Company’s Chief Executive Officer acting within such delegate’s delegated authority.

    (b) The Plan Administrator shall have full power and authority to construe and interpret this Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem necessary or advisable. Any action taken by, or inaction of, the Plan Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within its absolute discretion and shall be conclusive and binding upon all persons. No member of the Plan Administrator, nor any person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. In making any determination or in taking or not taking any action under this Plan, the Plan Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company, the Operating Partnership, or any of their respective affiliates. No director, officer or agent of the Company or the Operating Partnership shall be liable for any such action or determination taken or made or omitted in good faith. The Plan Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company, the Operating Partnership, or any of their respective affiliates or to third parties.

Section 3. Participation

    (a) Participation in this Plan during any fiscal year shall be limited to those officers and employees of the Company, the Operating Partnership, and their respective affiliates who, in the sole discretion of the Plan Administrator, are selected to be a participant in this Plan for such fiscal year (such persons, as to such fiscal year that they are so selected for participation in this Plan, “Participants”).

    (b) Participation in this Plan for one fiscal year is not a guarantee that the individual will again be selected for participation in this Plan for any other fiscal year.

    (c) Unless otherwise determined by the Plan Administrator in its sole and absolute discretion, or as provided in a Participant’s written employment agreement with the Company or the Operating Partnership: (i) if a Participant ceases to be employed by the Company, the Operating Partnership, or one of their respective affiliates, prior to the date that an award is actually paid to the Participant under this Plan (regardless of the reason for such termination of employment, whether it occurred during or after the end of the applicable fiscal year, and whether or not the Participant had been employed with the Company, the Operating Partnership, or any of their respective affiliates, for all or a portion of the applicable fiscal year), the Participant shall have no right as to such award and such award opportunity shall terminate (without payment) on such termination of the Participant’s employment; and (ii) in no event will a Participant be considered to have earned an award (or any portion thereof) under this Plan unless the Participant is employed by the Company, the Operating Partnership, or one of their respective affiliates on the date that such award is actually paid to the Participant.

    (d) The Plan Administrator, the Committee, or the Board has the authority to provide for the treatment of awards then-outstanding under this Plan in connection with any merger, consolidation, reorganization, or business combination, or any sale or other disposition of assets, in each case in respect of the Company or the Participant’s employer (or any parent entity of the Participant’s employer).

Section 4. Determination of Incentive Awards

    (a) For each fiscal year, the Plan Administrator shall: (i) determine the Participants for such fiscal year; (ii) determine the awards (if any) to be paid under this Plan for such fiscal year; (iii) establish any formula or other methodology (including any applicable performance measure and performance goals) to be used in determining any such awards; and (iv) determine any other conditions for payment of any such awards. Different award amounts, different award formulas and methodologies (including different performance measures and different goals), and different conditions for payment may be established with respect to different Participants or groups of Participants for any fiscal year. The Plan Administrator may also take individual performance and contributions into account in determining any Participant’s award under this Plan for the applicable fiscal year and may set minimum and/or maximum payout levels (expressed individually, by group of Participants, or in the aggregate).

    (b) Unless otherwise provided by the Plan Administrator, financial performance shall be measured by reference to the Company’s financial records and the consolidated financial statements of the Company, to the extent applicable. The Plan Administrator may, in its sole discretion (and whether specified at the time it set the applicable performance goal(s) or otherwise), adjust any performance goal(s) and/or level of performance against the applicable goals(s) to mitigate the unbudgeted impact of changes in accounting policies or practices, changes in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), any complete or partial liquidation, the effects of any special charges to earnings, or any other similar special circumstances.

(c) Except as provided in a Participant’s written employment agreement with the Company or the Operating Partnership, the Plan Administrator may at any time during or after the applicable fiscal year increase, reduce or eliminate the amount of an award payable to any Participant for any reason.

(d) The Plan Administrator may provide for a pro-rated award amount to a Participant who first commences participation in this Plan during a fiscal year, to a Participant who the Plan Administrator determines will be eligible to receive an award notwithstanding the fact that the Participant is not employed with the Company, the Operating Partnership, or one of their respective affiliates, on the applicable payment date, or in such other circumstances as the Plan Administrator may determine to be appropriate.

Section 5. Awards

    (a) No later than two and one-half months after the last day of each fiscal year, the Plan Administrator shall determine awards to Participants for such fiscal year. Each award under this Plan shall be paid in cash promptly after the amount of the award has been determined; provided, that in all events, each award shall be paid no later than the 15th day of the third month following the Company’s fiscal year to which such award relates (subject to any applicable deferral election a Participant may have made under an applicable deferred compensation plan or arrangement of the Company or the Operating Partnership).

    (b) No award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that cash incentive compensation such as awards under this Plan shall be considered as compensation under such plan.

    (c) The allocation of the rights and obligations with respect to this Plan between the Company and the Operating Partnership shall be determined by separate agreement of those parties. For clarity, as to any award payable under this Plan, the applicable Participant shall be entitled to the applicable award amount from either the Company or the Operating Partnership, as the Company and the Operating Partnership may determine in their sole discretion, and not from each of them.

Section 6. Death of Participant

    If the Plan Administrator provides that a Participant is entitled to the payment of an award hereunder but the Participant dies before such award is actually paid, such unpaid award shall be paid to the Participant’s estate or legal representatives.

Section 7. Non-Assignability and Contingent Nature of Rights

    All rights under this Plan are non-transferable, and (except as required by applicable law) no benefit payable under this Plan shall be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. The preceding sentence shall not apply to an assignment of a contingency or payment due (a) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (b) after the disability of a Participant to the disabled Participant’s personal representative.

Section 8. Source of Payments

    Each of the Company and the Operating Partnership shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under this Plan. To the extent any person acquires any rights to receive payments hereunder from the Company or the Operating Partnership, such rights shall be no greater than those of an unsecured creditor. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company, the Operating Partnership, any of their respective affiliates, or the Plan Administrator, on the one hand, or any Participant or other person, on the other hand.

Section 9. Tax Withholding

    The Company, the Operating Partnership, and their respective affiliates shall have the right to deduct from all payments made under this Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

Section 10. Duration, Termination and Amendment

    This Plan shall be effective immediately and shall continue in effect until terminated by the Board or by the Committee. The Board or the Committee may at any time terminate or from time to time amend, modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of this Plan in such respects as the Board or the Committee may deem advisable in its sole discretion.

Section 11. Construction

    The term “award” or “awards” as used in this Plan refer to an award or awards, as the case may be, granted under this Plan. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained in this Plan, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. It is intended that any awards payable under this Plan qualify as “short-term deferrals” within the meaning of the guidance provided by the Internal Revenue Service under Section 409A of the United Stated Internal Revenue Code of 1986, as amended, and this Plan shall be interpreted consistent with that intent.

Section 12. No Restriction on Corporate Powers; Deductibility

    This Plan shall not affect in any way the right or power of the Company, the Operating Partnership, or any of their respective affiliates to make or authorize any sale of all or any portion of the assets of any of them, any merger or consolidation of any of them, a reorganization, dissolution or liquidation of any of them, any other event or series of events (whether of a similar character or otherwise), or any other corporate action. This Plan shall not affect in any way the right or power of the Company, the Operating Partnership, or any of their respective affiliates to award other compensation under any other plan or authority (including, without limitation, the general authority of the Board and the Committee (or, as to non-executives, management generally) to award compensation in such circumstances as it may determine to be appropriate).

Section 13. Headings

    The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Plan.

Section 14. Governing Law

    This Plan shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflicting provision or rule (whether of the state of California or any other jurisdiction) that would case the laws of any jurisdiction other than the state of California to be applied.

Section 15. No Contract of Employment or Right to Awards

    Nothing contained in this Plan or with respect to any award opportunity under this Plan shall be construed as a contract of employment between the Company, the Operating Partnership, or any of their respective affiliates, on the one hand, and any Participant or any other person, on the other hand. Furthermore, nothing contained in this Plan or with respect to any award opportunity under this Plan shall be construed as giving a right to any person to be granted an award under this Plan or to continue in the employment of the Company, the Operating Partnership, or any of their respective affiliates, or as limiting the right of the Company, the

Operating Partnership, or any of their respective affiliates, to discharge any Participant or other person (or to change the compensation or other benefits of any Participant or any other person) at any time, with or without cause and with or without advance notice. Nothing in this Section 15, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract.

Section 16. Clawback Policy

    Any amounts awarded or payable pursuant to this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or other compensation. Each Participant, in accepting any award payment under this Plan, agrees to comply with, and promptly repay to the Company (or, as may be required, the Operating Partnership) any amounts that are required to be repaid pursuant to, such policy.

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UPDATED: 2/1/24